Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262447

Prospectus Supplement

(To Prospectus dated February 11, 2022)

SEACOR MARINE HOLDINGS INC.

Up to $25,000,000

of Common Stock

We entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. (the “sales agent”), as our sales agent, relating to shares of our common stock. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to our sales agent under this prospectus supplement and the accompanying prospectus, as sales agent or as principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SMHI.” The last reported sale price of our common stock on The NYSE on October 31, 2023 was $13.86 per share.

The compensation of our sales agent for sales of common stock pursuant to the sales agreement shall be a commission rate up to 3.0% of the gross proceeds per share of common stock. The net proceeds from any sale under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus supplement or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the “Risk Factors” section contained in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is November 1, 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and our securities, some of which may not apply to this offering.

In addition, we incorporate important information into this prospectus supplement by reference. You may obtain the information incorporated by reference into this prospectus supplement without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. We urge you to carefully read this prospectus supplement, together with the accompanying prospectus and the information incorporated by reference before buying any of the securities being offered under this prospectus supplement.

You should assume that the information contained in this prospectus supplement is accurate only as of the date on the front page of this prospectus supplement and that any information we have incorporated by reference into this prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in any documents incorporated by reference herein or the prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the prospectus or such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page 4 and the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the financial statements and other information incorporated by reference in this prospectus supplement when making an investment decision. In this prospectus supplement, the terms “we,” “us,” and the “Company” refer to SEACOR Marine Holdings Inc. and its subsidiaries.

Our Company

SEACOR Marine Holdings Inc. (SMHI) was formed as a Delaware company on December 15, 2014. We provide global marine and support transportation services to offshore energy facilities worldwide. We operate and manage a diverse fleet of offshore support vessels that (i) deliver cargo and personnel to offshore installations, including offshore wind farms, (ii) assist offshore operations for production and storage facilities, (iii) provide construction, well work-over, offshore wind farm installation and decommissioning support, (iv) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair and (v) handle anchors and mooring equipment for offshore rigs and platforms. Additionally, our vessels provide emergency response services and accommodations for technicians and specialists.

Our principal executive offices are located at 12121 Wickchester Lane, Suite 500, Houston, Texas 77079. Our telephone number is (346) 980-1700. SEACOR Marine’s website address is www.seacormarine.com. Information contained on SEACOR Marine’s website is not and should not be deemed a part of this prospectus supplement or any report or filing filed with or furnished to the SEC.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $25,000,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.

Plan of distribution	“At the market offering” that may be made from time to time to or through B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution” in this prospectus supplement.

Common stock to be outstanding after this offering, assuming an offering price of $13.86 per share(1)	Up to 28,963,236 shares, assuming sales of 1,803,751 shares of our common stock in this offering at an offering price at a price of $13.86 per share, which was the closing price of our common stock on the NYSE on October 31, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, stock repurchases and redemptions of securities. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. In particular, see “Risk Factors” beginning on page 4 of this prospectus supplement.

NYSE symbol	“SMHI”

(1)

The common stock outstanding after the offering is based on approximately 27,159,485 shares of our common stock outstanding as of October 30, 2023 and the sale of 1,803,751 shares of our common stock at an assumed offering price of $13.86 per share, the last reported sale price of our common stock on the NYSE on October 31, 2023, and excludes 3,069,586 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan, 2020 Equity Incentive Plan, and 2022 Equity Incentive Plan as of October 30, 2023 or underlying options or performance restricted stock units issued under such plans.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Additionally, the sale of shares of common stock in this offering will increase the supply of available shares, which may result in a decrease in the price of our common stock.

The shares of our common stock offered under this prospectus supplement may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agent in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

Our stock price may fluctuate significantly, and investors may not be able to sell their shares at an attractive price.

The trading price of our common stock may be volatile and subject to wide price fluctuations in response to various factors including:

•	market conditions in the broader stock market;

•	our capital structure and liquidity;

•	commodity prices and in particular prices of oil and natural gas;

•	actual or anticipated fluctuations in our quarterly financial condition and results of operations;

•	introduction of new equipment or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	purchases and sales of large blocks of our common stock and the frequency and volume with which the common stock trades on the NYSE;

•	additions or departures of key personnel;

•	the ability or willingness of OPEC to set and maintain production levels for oil;

•	oil and natural gas production levels by non-OPEC countries;

•	regulatory or political developments;

•	litigation and governmental investigations; and

•	changing economic conditions.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of our common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

An investor’s percentage of ownership in the Company may be diluted in the future.

As with any publicly traded company, an investor’s percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we have and will continue to grant to our directors, officers and employees. In addition, an investor’s percentage ownership in the Company will be diluted if any of the holders of our 4.25% Convertible Senior Notes due 2026 (the “New Convertible Notes”) exercise their right to convert the principal amount of their outstanding notes, in whole or in part, into shares of common stock. Holders of the New Convertible Notes are entitled to convert the principal amount of their outstanding notes into shares of common stock (or, if required to maintain Jones Act compliance, warrants to purchase such stock for $0.01) at a conversion rate of 85.1064 shares of common stock per $1,000 principal amount of the New Convertible Notes through July 1, 2026. We have granted the holders of the New Convertible Notes certain registration rights to assist them with the sale of common stock issuable upon conversion of such notes. Any substantial issuance of common stock, including common stock issuable upon the conversion of the New Convertible Notes, could significantly affect the trading price of our common stock.

Provisions in our certificate of incorporation and bylaws, and Delaware law may discourage, delay or prevent a change of control of us or changes in our management and, therefore, may depress the trading price of our common stock.

Our Third Amended and Restated Certificate of Incorporation, dated June 11, 2019 (our “certificate of incorporation”) and Third Amended and Restated Bylaws, dated March 15, 2019 (our “bylaws”) include certain provisions that could have the effect of discouraging, delaying or preventing a change of control of us or changes in our management, including, among other things:

•	restrictions on the ability of our stockholders to fill a vacancy on the Board of Directors;

•	restrictions related to the ability of non-U.S. citizens owning our common stock;

•

our ability to issue preferred stock with terms that the Board of Directors may determine, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the absence of cumulative voting in the election of directors which may limit the ability of minority stockholders to elect directors; and

•

advance notice requirements for stockholder proposals and nominations, which may discourage or deter a potential acquirer from soliciting proxies to elect a particular slate of directors or otherwise attempting to obtain control of us.

These provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a transaction involving a change in control of us that is in the best interest of its stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging future takeover attempts.

We do not expect to pay dividends to holders of our common stock.

We currently intend to retain our future earnings, if any, for the foreseeable future, to repay indebtedness and to fund the development and growth of our business. We do not intend to pay any dividends to holders of our common stock. As a result, capital appreciation in the price of our common stock, if any, will be investors’ only source of gain or income on an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus supplement, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

•	Restrictions and limitations imposed by credit facilities on operating and financial flexibility;

•	Debt structure;

•

Downward pricing pressures on the price of crude oil and natural gas resulting from unconventional crude oil and natural gas sources and improved economics of producing natural gas and oil from such sources;

•	Losses or impairment charges related to sold or idle vessels;

•	Increase in competition in the offshore marine service industry;

•	Oversupply of vessels or equipment serving offshore oil and natural gas operations may adversely impact charter rates for vessels and equipment;

•	Loss of significant customers;

•	Consolidation of customer base may adversely affect demand for services and reduction in revenue;

•	Inability to maintain or replace vessels as they age;

•	Failure to successfully complete construction or conversion, repairs, maintenance or routine drydockings of vessels on schedule and on budget;

•	Inability to attract and retain qualified personnel and crew vessels appropriately;

•	Inability to improve operations and financial systems, and recruitment of additional staff;

•	Seasonal factors and their impact on business operations and workforce;

•	Incurring high levels of fixed costs regardless of business activity levels;

•	Incurring higher than expected costs to return previously cold-stacked vessels to class as the markets recovers or marketing strategies change;

•	Inability to renew or replace expiring contracts for vessels;

•	Early termination of vessel contracts may adversely affect operations;

•	Inability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;

•	Increased domestic and international laws and regulations, including additional laws and regulations in the event of high-profile incidents;

•	Changes in federal government regulation of offshore resources for the production of oil and natural gas;

•	Changes in laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business;

•	Changes in climate change, environmental regulations and environmental expectations;

•	Instability of political, military and economic conditions in foreign countries;

•	Business operation disruptions and exposure to liability caused by hazards inherent for the operation of vessels;

•	Ability to retain customers due to a failure to maintain an acceptable safety record;

•	Inadequacy of insurance coverage;

•	Inadequate indemnification by customers for damage to their property or the property of their other contractors;

•	Adverse effects and additional risks to business resulting from significant corporate transactions;

•	Prohibition of operation of offshore support vessels in the U.S. resulting from failure to restrict the amount of ownership of SEACOR Marine’s common stock by non-U.S. citizens;

•	Repeal, amendment, suspension or non-enforcement of the Jones Act;

•	Inability to sell off a portion of the business or forfeiture of vessels resulting from restrictions placed on non-U.S. citizen ownership;

•

Restrictions placed by SEACOR Marine’s incorporation and formation documents limiting ownership of common stock by individuals and entities that are not U.S. citizens may affect liquidity of common stock and may result in non-U.S. citizens being required to sell their shares at a loss or relinquish their voting, dividend and distribution rights;

•	Inability to access funds and redeem any excess shares to avoid suspension of operations in the U.S. coastwise trade due to non-U.S. citizens owning more than 25% of SEACOR Marine’s common stock;

•	Requisition or use by governmental agencies of the Company’s vessels;

•

Inability to improve cash flow and liquidity through vessel sales resulting from inability to locate buyers with access to financing or to complete any sales on acceptable terms or within a reasonable time frame;

•	Inability to collect amounts owed by customers;

•	Lack of sole decision-making authority and disputes between joint ventures and investments in joint ventures;

•	Exposure to potential future losses due to participation in industry-wide, multi-employer, defined benefit pension plans;

•	Federal law and state law job-related claims;

•	our ability to satisfy the continued listing standards of the NYSE with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and

•	the effect of changes in laws and regulations, including U.S. tax laws, with which we must comply and the associated cost of compliance with such laws and regulations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus and in the documents that we include in or incorporate by reference into this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sale proceeds of up to $25,000,000 from time to time.

There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes such as, but not limited to, working capital, capital expenditures, repayment and refinancing of debt, acquisitions and stock repurchases. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business and other capital requirements. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain material terms and provisions of our common stock. The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2019 and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 19, 2019, respectively, which are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference herein.

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

As of July 28, 2023, there were 27,159,485 shares of common stock outstanding, and no shares of preferred stock outstanding.

Description of Common Stock

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors are elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by the stockholders of the Company must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by the Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights. Upon the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Our Certificate of Incorporation and Our Bylaws

General. Certain provisions of our certificate of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and our bylaws.

Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of the Company.

Action by Written Consent. Our certificate of incorporation provide that any action required or permitted to be taken at a meeting of the stockholders may be taken by written consent if, but only if, a consent or consents in writing, setting forth the action so taken, are signed by the holders of not less than a majority (or such greater amount as may then be required by applicable law) in voting power of the outstanding shares of common stock entitled to vote thereon.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Special Meetings. Our bylaws provide that special meetings of stockholders may only be called by order of a majority of the entire Board of Directors or by the Chairman of the Board or by the President of the Company.

Board Vacancies. Our bylaws provide that any vacancy on our Board of Directors may be filled by the Board of Directors or the Chairman of the Board; provided, however, that (a) the Chairman of the Board shall not have the power to fill a vacancy occurring in the office of any officer for whose election or appointment a provision is made in the bylaws stating that such officer shall be chosen solely by the Board of Directors and (b) prior to filling any vacancy in respect of the office of the Chief Financial Officer, the Chairman of the Board shall consult with the Audit Committee of the Board of Directors.

Removal of Directors. Our bylaws provide that any directors may be removed either with or without cause at any time by an affirmative vote of a majority of the entire Board of Directors.

Amendment of Certificate of Incorporation and Bylaws

Our bylaws may be altered or repealed at the annual meeting of stockholders or at any special meeting of the stockholders, in each case, at which a quorum is present or represented, provided in the case of a special meeting that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock entitled to vote at such meeting and present or represented thereat (in person or by proxy), or by the affirmative vote of a majority of the Board of Directors, at any regular meeting or any special meeting of the Board.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors and officers for breach of fiduciary duty to the Company or our stockholders. However, this provision does not eliminate or limit the liability of any of our directors and officers:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders; or

•	for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law; or

•	for any matter in respect of which such director would be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto; or

•	for any transaction from which the director shall have derived an improper personal benefit.

Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Our bylaws provide that the Company shall indemnify any director or officer of the Company against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf, to the extent such director or officer is a party to or a witness in an action, suit or proceeding by reason of its position with the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is 800-937-5449.

Our common stock is listed on the NYSE under the symbol “SMHI.”

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. (the “sales agent”), as our sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to the sales agent as sales agent or principal. The sales agent may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of such notice, it has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet. We may instruct the sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We and the sales agent may suspend the offering of common stock upon proper notice to the other party and subject to other conditions. We and the sales agent each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time upon five days’ prior notice.

Under the terms of the sales agreement, we may also sell our common stock to the sales agent, as principal for its own account, at a price negotiated at the time of sale, provided that no sales may be made in a privately negotiated transaction without our prior consent.

Unless otherwise specified in the applicable placement notice, settlement for shares of our common stock will occur on the second trading day following the date on which the sales are made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission for its services in acting as agent in the sale of common stock at a commission rate of up to 3.0% of the gross proceeds from each sale. We also agreed to reimburse the sales agent for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $75,000.00, plus an additional amount not to exceed $5,000.00 per fiscal quarter on an ongoing basis during the term of the sales agreement, as provided in the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent and expense reimbursement under the terms of the sales agreement, will be up to approximately $200,000.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than the sales agent.

In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and their compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including civil liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all common stock subject to the sales agreement; and (2) the termination of the sales agreement as described therein.

The sales agent and its affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information” below.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement were passed upon by Milbank LLP, New York, New York. Certain matters will be passed upon for the sales agent by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 6, 2023 (File No. 001-37966);

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May  3, 2023, August  2, 2023 and November 1, 2023 (File No. 001-37966);

•

our Current Reports on Form 8-K filed with the SEC on March  8, 2023, April  21, 2023, June  8, 2023, June  20, 2023 and September 11, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-37966); and

•

the description of our common stock set forth in our registration statement on Form 10, filed with the SEC on December 13, 2016, including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or accompanying prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

SEACOR Marine Holdings Inc.

Attention: Chief Financial Officer

12121 Wickchester Lane, Suite 500

Houston, Texas 77079

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.seacormarine.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute part of this prospectus supplement or the accompanying prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-262447

PROSPECTUS

Primary Offering

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Secondary Offering

1,272,301 Shares of Common Stock

We may, from time to time, offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

In addition, the selling security holders may from time to time, offer and sell up to 1,272,301 shares of our currently outstanding common stock (the “Secondary Securities”). We will not receive any of the proceeds from the sales of the Secondary Securities by the selling security holders. See “Use of Proceeds” below for additional information. The selling security holders may sell the Secondary Securities described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” below for additional information on how the selling security holders may conduct sales of the Secondary Securities. We have agreed to bear the expenses of the registration of the Secondary Securities under the federal and state securities laws on behalf of the selling security holders.

Each time we offer securities, to the extent applicable, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. If required, we will also file a prospectus supplement in connection with sales of Secondary Securities by the selling security holders.

The securities offered by this prospectus may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SMHI.” On January 28, 2022, the last reported sale price of a share of our common stock on the NYSE was $4.16. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “risk factors” on page 6 of this prospectus as well as those contained in the applicable prospectus supplement (if any) and any related free writing prospectus, and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, debt securities, and/or warrants to purchase our common stock, preferred stock or debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $200,000,000. In addition, selling security holders may sell up to an aggregate of 1,272,301 Secondary Securities. This prospectus provides you with a general description of the securities we and the selling security holders may offer. Each time we or the selling security holders offer a type or series of securities under this prospectus, to the extent required, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. We or the selling security holders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “SEACOR Marine,” “SMHI,” “we,” “us,” or “our” are to SEACOR Marine Holdings Inc. and its subsidiaries.

Overview

The Company provides global marine and support transportation services to offshore energy facilities worldwide. The Company and its joint ventures operate and manage a diverse fleet of offshore support vessels that (i) deliver cargo and personnel to offshore installations including wind farms, (ii) handle anchors and mooring equipment required to tether rigs to the seabed, and assist in placing them on location and moving them between regions, (iii) provide construction, well work-over, maintenance and decommissioning support and (iv) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, the Company’s vessels provide accommodations for technicians and specialists. The Company operates its fleet in four principal geographic regions: the U.S., primarily in the Gulf of Mexico; Africa and Europe; the Middle East and Asia; and Latin America, primarily in Mexico, Brazil and Guyana. The Company’s vessels are highly mobile and regularly and routinely move between countries within a geographic region. In addition, the Company’s vessels are redeployed among geographic regions, subject to flag restrictions, as changes in market conditions dictate. The number and type of vessels operated, their rates per day worked and their utilization levels are the key determinants of the Company’s operating results and cash flows.

Corporate Information

Our principal executive offices are located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, and our telephone number is (346) 980-1700. Additional information about us is available on our website at www.seacormarine.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

The Securities That May Be Offered

We may offer shares of our common stock, various series of preferred stock, debt securities and/or warrants to purchase our common stock, preferred stock or debt securities, either individually or in units, with a total aggregate value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. In addition, the selling security holders may sell up to an aggregate of 1,272,301 shares of Secondary Securities. This prospectus provides you with a general description of the securities we and the selling security holders may offer. Each time we offer a type or series of securities under this prospectus, to the extent applicable, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any; and

•	voting or other rights, if any.

If required, we will also file a prospectus supplement in connection with the sales of the Secondary Securities by the selling security holders.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We and the selling security holders may sell the securities directly to investors or to or through agents, underwriters or dealers. We and the selling security holders and, our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling security holders do offer securities to or through agents or underwriters, to the extent required, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

To facilitate compliance with the Jones Act, the Company’s third amended and restated certificate of incorporation (the “Certificate of Incorporation”) and third amended and restated by-laws (the “Bylaws”): (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of its capital stock by a single non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than 4.9% of the outstanding shares of each such class or series (each such limitation, the “Permitted Percentage”); (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of the Permitted Percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the

Company’s remedies under the Certificate of Incorporation; (iv) provide that any excess shares above the Permitted Percentage shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Company’s Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Common Stock. We may issue shares of our common stock from time to time and the selling security holders may offer up to 1,272,301 shares of common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The common stock votes together as a single class. Directors are elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation, Bylaws or required by law, all other matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

If we sell any series of preferred stock under this prospectus, we will fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior debt or as senior convertible debt. The debt securities will rank equally with any other unsecured and unsubordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities or under certain circumstances to satisfy our obligations upon conversion of the Convertible Notes, if applicable, and such warrants may be attached to or separate from our common stock, preferred stock or debt securities, as applicable. In this prospectus, we have summarized certain general features of the warrants that we may issue in the future. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the forms of warrant agreement and/or warrant certificates that describe the terms of the series of warrants we are offering before the issuance of the related series of warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement, if any, which contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a certain degree of risk. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Risk Factors” and updated, if applicable, in our Quarterly Reports on Form 10-Q before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Risks related to forward-looking statements include, but are not necessarily limited to, those relating to:

•	fluctuating prices and decreased demand for oil and natural gas;

•	decreased demand for offshore oil and natural gas exploration, development and production;

•	COVID-19 pandemic and its impact on the price of oil, demand for oil, and demand for related services;

•	COVID-19 pandemic, health epidemics and other outbreaks and their impact and disruption to business operations and workforce;

•	restrictions and limitations imposed by credit facilities on operating and financial flexibility;

•	debt structure;

•

downward pricing pressures on the price of crude oil and natural gas resulting from unconventional crude oil and natural gas sources and improved economics of producing natural gas and oil from such sources;

•	losses or impairment charges related to sold or idle vessels;

•	ability to retain customers due to a failure to maintain an acceptable safety record;

•	increase in competition in the offshore marine service industry;

•	oversupply of vessels or equipment serving offshore oil and natural gas operations may adversely impact charter rates for vessels and equipment;

•	loss of significant customers;

•	consolidation of customer base may adversely affect demand for services and reduction in revenue;

•	inability to maintain or replace offshore support vessels as they age;

•	failure to successfully complete construction or conversion of vessels, repairs, maintenance or routine drydockings on schedule and on budget;

•	seasonal factors and their impact on business operations and workforce;

•	incurring high levels of fixed costs regardless of business activity levels;

•	incurring higher than expected costs to return previously cold-stacked vessels to class as the markets recovers or marketing strategies change;

•	inability to renew or replace expiring contracts for vessels;

•	early termination of vessel contracts may adversely affect operations;

•	increased domestic and international laws and regulations, including additional laws and regulations in the event of high-profile incidents;

•	changes in federal government regulation of offshore resources for the production of oil and natural gas;

•	changes in laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business;

•	changes in climate change and environmental regulations;

•	instability of political, military and economic conditions in foreign countries;

•	exposure to liability caused by hazards inherent in the operation of offshore support and related vessels, including the loss of life, disrupted operations and reputational harm;

•	inadequacy of insurance coverage;

•	adverse affects and additional risks to business resulting from significant corporate transactions;

•	prohibition of operation of offshore support vessels in the U.S. resulting from failure to restrict the amount of ownership of the Company’s Common Stock by non-U.S. citizens;

•	repeal, amendment, suspension or non-enforcement of the Jones Act;

•	inability to sell off a portion of the business or forfeiture of vessels resulting from restrictions placed on non-U.S. citizen ownership;

•

restrictions placed by the Company’s incorporation and formation documents limiting ownership of Common Stock by individuals and entities that are not U.S. citizens may affect liquidity of Common Stock and may result in non-U.S. citizens being required to sell their shares at a loss or relinquish their voting, dividend and distribution rights;

•	inability to access funds, redeem any excess shares and suspension of operations in the U.S. coastwise trade due to non-U.S. citizens owning more than 22.5% of the Company’s Common Stock;

•	U.S. national emergency or national defense needs;

•	inadequate indemnification by customers for damage to their property or the property of their other contractors;

•

inability to improve cash flow and liquidity through vessel sales resulting from inability to locate buyers with access to financing or to complete any sales on acceptable terms or within a reasonable time frame;

•	inability to collect amounts owed by customers;

•	lack of sole decision-making authority and disputes between joint ventures and investments in joint ventures;

•	exposure to potential future losses due to participation in industry-wide, multi-employer, defined benefit pension plans;

•	inability to improve operations and financial systems, and recruitment of additional staff;

•	inability to attract and retain qualified personnel and crew vessels appropriately;

•	federal law and state law job-related claims;

•	inability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;

•	inability to install ballast water treatment systems and modify vessels;

•	indemnifications and liabilities arising out of the Company’s Spin-off from SEACOR Holdings;

•	U.S. federal income tax liabilities related to the Company’s Spin-off from SEACOR Holdings;

•	fluctuations in Common Stock price;

•	ownership dilution;

•	Common Stock price and trading volume decline due to securities or industry analyst reports and recommendations;

•	“Emerging Growth Company” requirements;

•	costs associated with the development and maintenance of proper and effective internal controls over financial reporting;

•	failure to achieve and maintain effective internal controls over financial reporting;

•

depression of Common Stock price due to provisions in the Company’s incorporation and formation documents that may discourage, delay or prevent a change of control of the Company or changes in the Company’s management;

•	limitations to Common Stockholders ability to obtain favorable judicial forum for disputes due to forum selection clause restrictions placed by the Company’s incorporation and formation documents; and

•	intention not to pay dividends on our Common Stock for the foreseeable future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in U.S. government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by U.S. government or agency obligations or other short-term investments.

We will not receive any proceeds from the sale by the selling security holders of the Secondary Securities.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our security holders, who we refer to in this prospectus as the “selling security holders,” of up to 1,272,301 shares of our common stock.

The OSV Restructuring Issuance

On December 31, 2021, pursuant an agreement and plan of merger (the “Merger Agreement”) among the Company, SEACOR Offshore OSV LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“OSV”) and SEACOR OSV PARTNERS I LP., a Delaware limited partnership (the “OSV Partnership”), OSV Partnership merged with and into OSV with OSV surviving the merger (the “OSV Merger”). As consideration for the OSV Merger (the “Merger Consideration”), the Company issued the OSV Partnerships’ limited partners (other than the Company and its subsidiaries) an aggregate of 531,872 shares of common stock of the Company.

In connection with the consummation of the OSV Merger, OSV Partnership settled all amounts and other obligations outstanding under the Subordinated PIK Loan Agreement, dated September 28, 2018 (the “PIK Loan Agreement”), as amended by the amendment thereto dated December 22, 2021 (the “Amendment”) by issuing the former lenders (all of whom were limited partners of OSV Partnership) an aggregate of 1,036,063 shares of common stock of the Company as contemplated by the Amendment (the “PIK Loan Consideration”).

The Merger Consideration and PIK Loan Consideration was issued only to accredited investors in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act.

Selling Security Holders Table

Unless the context otherwise requires, as used in this prospectus, “selling security holders” includes the selling security holders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling security holders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of January 28, 2022: (i) the number of shares of common stock held of record or beneficially owned by the selling security holders, (ii) the number of shares of common stock held of record or beneficially owned by the selling security holders that may be offered under this prospectus by the selling security holders, (iii) the number of shares of common stock beneficially owned upon completion of the offering and (iv) the percentage of common stock beneficially owned upon completion of this offering. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 25,992,088 shares of common stock outstanding as of January 28, 2022, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders named below.

	Common Stock
Name of Selling Security holders	Beneficially Owned as of January 28, 2022	Common Stock Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(1)
Charles Fabrikant Revocable Trust(2)	1,241,364	20,172	1,221,192	4.7%
Jane Strasser(3)	386,443	24,539	361,904	1.4%
Breem Transportation Services LLC(4)	334,231	334,231	—	—
SM OSV LLC(5)	122,714	122,714	—	—
Milk Town Partners LLC(6)	109,770	109,770	—	—
Fred C. Farkouh(7)	107,799	50,558	57,241	*
MBLBRK LLC(8)	89,022	89,022	—	—
Alan N. Locker(9)	71,420	49,086	22,334	*
Anthony John Victor Weller(10)	67,446	11,334	56,112	*
Windcrest Partners II, L.P.(11)	63,189	63,189	—	—
Jonathan C. Locker(12)	49,086	49,086	—	—
St. Godric’s Trust(13)	38,567	38,567	—	—
Matthew Weber(14)	36,065	34,060	2,005	*
Meriggiare Trust(15)	35,349	35,349	—	—
Christopher Papouras(16)	35,205	35,205	—	—
6V Investments LLC(17)	35,059	35,059	—	—
Allen H. Brill(18)	29,174	29,174	—	—
Michael E. Gellert 2011 Family Trust(19)	26,557	26,557	—	—
Alvin R. Albe Jr. Revocable Trust 8/13/02(20)	24,539	24,539	—	—
SLRB-1, LLC(21)	24,539	24,539	—	—
Oivind Lorentzen III(22)	15,729	15,729	—	—
Milton R. and Jill O. Rose(23)	12,271	12,271	—	—
Allison Brodsky(24)	12,251	12,251	—	—
EBF Holdings LLC(25)	9,731	5,625	4,106	—
Robert Manning Clemons(26)	8,606	8,606	—	—
Scott F. Strasser(27)	5,728	5,728	—	—
Countervailing Private Equity Fund LP(28)	3,985	3,985	—	—
Wolf Family, Ltd.(29)	697	697	—	—
Clyde Martin Camburn(30)	659	659	—	—

Total	2,997,195	1,272,301	1,724,894	6.6%

*	Less than one percent (1%).
(1)

We do not know when or in what amounts the selling security holders may offer shares of common stock for sale. The selling security holders may decide not to sell any or all of the shares offered by this prospectus. Because the selling security holders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling security holders after completion of the offering. However, for purposes of this table, we have assumed that the selling security holders will sell all of their shares of our common stock covered by this prospectus.

(2)

Includes 20,172 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Charles Fabrikant has the authority to vote and dispose of the shares of common stock owned by Fabrikant International Corporation, in his capacity as President, shares of common stock owned by VSS Holding Corporation, in his capacity as President and sole stockholder, shares of common stock owned by the Sara J. Fabrikant 2012 GST Exempt Trust, in his capacity as trustee, shares of common stock owned by the Estate of Elaine Fabrikant, in his capacity as the executor, shares of common stock owned by the Charles Fabrikant 2009 Family Trust, in his capacity as trustee and shares of common stock owned by Victoria

Transport Corporation, in his capacity as President. Mr. Fabrikant’s wife, Sara Fabrikant, directly owns shares and has the authority to vote and dispose of shares of common stock owned by the Charles Fabrikant 2012 GST Exempt Trust, in her capacity as trustee, shares of common stock owned by the Harlan Saroken 2009 Family Trust, in her capacity as trustee and shares of common stock owned by the Eric Fabrikant 2009 Family Trust, in her capacity as trustee. Charles Fabrikant disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. Charles Fabrikant was a director of the Company from June 2017 to June 2021. The mailing address of the Charles Fabrikant Revocable Trust is 249 S. Woods Road, Palm Beach, FL 33480.
(3)	Includes 24,539 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Jane Strasser is 176 E. 71st St., Apartment 8F, New York, NY 10021.
(4)

Includes 334,231 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Brian Cheramie, in his capacity as the managing member of Breem Transportation Services LLC, has the discretionary authority to vote and dispose of the shares of common stock held by Breem Transportation Services LLC and may be deemed to be the beneficial owner of these shares of common stock. Brian Cheramie disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of Breem Transportation Services LLC is 132 Ridgewood Blvd., Golden Meadow, LA 70357.

(5)

Includes 122,714 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The controlling entity of SM OSV LLC is Solon Mack Partners LLC. Stephen Mack and Robert Feidelson, each in their capacity as manager of Solon Mack Partners LLC, has the discretionary authority to vote and dispose of the shares of common stock held by SM OSV LLC and may be deemed to be the beneficial owner of these shares of common stock. Each of Stephen Mack and Robert Feidelson disclaims any such beneficial ownership of the shares of common stock except with regards to each of their respective pecuniary interest therein. The mailing address of SM OSV LLC is 411 West Putnam Avenue, Suite 450, Greenwich, CT 06830.

(6)

Includes 109,770 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Thomas J. Coleman, in his capacity as managing member of Milk Town Partners LLC has the discretionary authority to vote and dispose of the shares of common stock held by Milk Town Partners LLC and may be deemed to be the beneficial owner of these shares of common stock. Thomas J. Coleman disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of Milk Town Partners LLC is 55 Railroad Avenue, 2nd Fl, Greenwich, CT 06830.

(7)

Includes 50,558 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Farkouh, Furman & Faccio, LLP (Certified Public Accountants and Advisors) acts as the tax advisor to the Company. The mailing address of Fred C. Farkouh is 228 Saquan Beach Drive, Mantoloking, NJ 08738.

(8)

Includes 89,022 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The sole member of MBLBRK LLC is the Michael B. Lowenstein Revocable Trust. Michael B. Lowenstein, in his capacity as grantor, trustee and beneficiary of the Michael B. Lowenstein Revocable Trust, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Michael B. Lowenstein disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of MBLBRK LLC is 55 Railroad Avenue, 2nd Fl, Greenwich, CT 06830.

(9)	Includes 49,086 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Alan N. Locker is 630 Fifth Ave, Suite 2260, New York, NY 10111.
(10)

Includes 11,334 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Anthony John Victor Weller is 4 Pettwood Gardens, Holbrook, Ipswich, Suffolk, IP9 2WE, United Kingdom.

(11)

Includes 63,189 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Windcrest Partners GP, LLC is the general partner of Windcrest Partners II, L.P. James H. Gellert, in his capacity as managing member of Windcrest Partners GP, LLC, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. John Gellert, the Company’s CEO, is a manager of, and has an economic interest in, 1035

Fifth LLC which has a 45% ownership interest in Windcrest Partners II, L.P. but has no discretionary power over the investments of 1095 Fifth LLC. The mailing address of Windcrest Partners II, L.P. is 420 Lexington Ave., Suite 805, New York, NY 10170.
(12)	Includes 49,086 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Jonathan C. Locker is 625 E. Main St., STE 102b314, Aspen, CO 81611.
(13)

Includes 38,567 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. William FitzGerald, in his capacity as investment advisor to the St. Godric’s trust, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. William FitzGerald disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of St. Godric’s Trust is c/o Bryn Mawr Trust, 20 Montchanin Road, Ste. 100, Greenville, DE 19807.

(14)	Includes 34,060 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Matthew Weber is PO Box 433, Gloucester, MA 01931-0433.
(15)

Includes 35,349 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. John Salinardo, in his capacity as trustee of the Meriggiare Trust, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. John Salinardo disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of the Meriggiare Trust is 25189 Lumberton Drive, Millsboro, DE 19966.

(16)	Includes 35,205 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Christopher Papouras is 5334 Cherokee St., Houston, TX 77005.
(17)

Includes 35,059 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Each of Norman McCall, Joseph McCall, Alan McCall, Phyllis McCall, Daryl Burckel and Stephanie Richard, in their capacity as managers of 6V Investments, LLC has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Each of Norman McCall, Joseph McCall, Alan McCall, Phyllis McCall, Daryl Burckel and Stephanie Richard disclaims any such beneficial ownership of the shares of common stock except with regards to each of his or her pecuniary interest therein. The mailing address of 6V Investments, LLC is 3604 Burton Lane, Lake Charles, LA 70605.

(18)	Includes 29,174 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Allen H. Brill is 340 Riverside Drive, Apartment 9A New York, NY 10023.
(19)

Includes 26,557 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. John Gellert and Catherine Gellert, in their capacity as co-investment directors of the Michael E. Gellert 2011 Family Trust, have the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Each of John Gellert and Catherine Gellert disclaims any such beneficial ownership of the shares of common stock except with regards to each of their pecuniary interest therein. John Gellert, the Chief Executive Officer and President of the Company, and his children are beneficiaries of the Michael E. Gellert 2011 Family Trust. The mailing address of the Michael E. Gellert 2011 Family Trust is c/o IJ Trust Company, LLC, 212 South Main Ave, Suite 211, Sioux Falls, SD 57154.

(20)

Includes 24,539 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Alvin R. Albe Jr., in his capacity as trustee of the Alvin R. Able Jr. Revocable Trust 8/13/02, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. The mailing address of the Alvin R. Albe Jr. Revocable Trust 8/13/02 is 2 Canal Street, Unit 2005, New Orleans, LA 70130.

(21)

Includes 24,539 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Thomas W. Strauss, in his capacity as manager of SLRB-1, LLC, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Thomas W. Strauss disclaims any such beneficial ownership of the shares of common stock except with regards to his interest of their pecuniary interest therein. The mailing address of SLRB-1, LLC is 599 Lexington Avenue, 20th Floor, New York, NY 10022.

(22)	Includes 15,729 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Oivind Lorentzen III is 89 Butternut Hollow Road, Greenwich, CT 06830.

(23)	Includes 12,271 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Milton R. Rose and Jill O. Rose is 736 Blalock Road, Houston, TX 77024.
(24)	Includes 12,251 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Allison Jill Brodsky is 712 Montana Drive, Morganville, NJ 07751.
(25)

Includes 5,625 shares of common stock issued Merger Consideration and/or PIK Loan Consideration. Eric Fabrikant, in his capacity as sole member manager, has the discretionary authority to vote and dispose of the shares of common stock held by EBF Holdings LLC. Eric Fabrikant is the son of Charles Fabrikant, a director of the Company from June 2017 to June 2021. The mailing address of Eric Fabrikant is 2801 Lucerne Avenue, Miami, FL 33140.

(26)

Includes 8,606 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Robert Clemons held the position of Executive Vice President and Chief Operating Officer of the Company until July 12, 2019. The mailing address of Robert Manning Clemons is 4361 Highway 311, Houma, LA 70360.

(27)	Includes 5,728 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Scott F. Strasser is 190 E. 72nd St., Apartment 19-D, New York, NY 10021.
(28)

Includes 3,985 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Robert C. Davis, in his capacity as general partner of Countervailing Private Equity Fund LP, has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Robert C. Davis disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of Countervailing Private Equity Fund LP is 241 North Avenue West, Suite 300, Westfield, NJ 07090.

(29)

Includes 697 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. Bert Wolf, in his capacity as manager and sole general partner of Wolf Family, Ltd., has the discretionary authority to vote and dispose of the shares of common stock and may be deemed to be the beneficial owner of these shares of common stock. Bert Wolf disclaims any such beneficial ownership of the shares of common stock except with regards to his pecuniary interest therein. The mailing address of Wolf Family, Ltd. is 2727 Kirby Drive, Unit 30, Houston TX 77098.

(30)

Includes 659 shares of common stock issued as Merger Consideration and/or PIK Loan Consideration. The mailing address of Clyde Martin Camburn is The Rectory, Moll’s Lane, Brampton, Suffolk, NR36 8DB, United Kingdom.

DETERMINATION OF OFFERING PRICE

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

PLAN OF DISTRIBUTION

SEACOR Marine’s Plan of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities hereto, to the extent applicable, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we may offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in the common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Selling Security Holders’ Plan of Distribution

We are registering the Secondary Securities held by the selling security holders to permit the selling security holders to resell these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling security holders of the Secondary Securities covered by this prospectus.

Selling security holders may sell all or a portion of the Secondary Securities beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the Secondary Securities are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through the settlement of short sales;

•	transactions in which broker-dealers agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling Secondary Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling security holders or commissions from purchasers of the Secondary Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Secondary Securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Secondary Securities in the course of hedging in positions they assume. The selling security holders may also sell Secondary Securities short and deliver Secondary Securities covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The selling security holders may also loan or pledge Secondary Securities to broker-dealers in connection with bona fide margin accounts secured by the Secondary Securities, which shares broker-dealers could in turn sell if such selling security holders default in the performance of their respective secured obligations.

The selling security holders may pledge or grant a security interest in some or all of Secondary Securities beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Secondary Securities from time to time pursuant to this prospectus. The selling security holders also may transfer and donate the Secondary Securities in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Under the securities laws of some states, the Secondary Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Secondary Securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling security holders will sell any or all of the Secondary Securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other persons participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the Secondary Securities by the selling security holders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the Secondary Securities to engage in market-making activities with respect to the Secondary Securities. All of the foregoing may affect the marketability of the Secondary Securities and the ability of any person or entity to engage in market-making activities with respect to the Secondary Securities.

We will pay all expenses of the registration of the Secondary Securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement of which this prospectus forms a part, the Secondary Securities held by the selling security holders will be freely tradable by the purchasers of such securities, other than our affiliates.

Any shares of common stock or warrants, covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144, rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

As of January 28, 2022, there were 25,992,088 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock

As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market, if any;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Qualifications for Ownership

The Company is subject to regulation under the Jones Act and related U.S. cabotage laws, which restrict ownership and operation of vessels in the U.S. coastwise trade (i.e., trade between points in the United States), including the transportation of cargo. Subject to limited exceptions, the Jones Act requires that vessels engaged in U.S. coastwise trade be built in the United States, registered under the U.S.-flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Violation of the Jones Act could prohibit operation of vessels in the U.S. coastwise trade during the period of such non-compliance, result in material fines and subject Company vessels to seizure and forfeiture.

To facilitate compliance with the Jones Act, the Company’s Certificate of Incorporation and Bylaws: (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of its capital stock by a single non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than the Permitted Percentage; (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of the Permitted Percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any excess shares above the Permitted Percentage shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Company’s Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporate Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A

“business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws.

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board of Directors.

In accordance with Article II, Section 12 of our Bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Any director appointed to fill a vacancy will hold office until the next election of directors or until their successors are duly elected and qualified.

Meetings of Stockholders.

Our Bylaws provide that only a majority of the members of our board of directors then in office or the Chairman of the board of directors or the President may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to us not later than the 120th day nor earlier than the 150th day prior to the anniversary date of the preceding annual meeting. If there was no such prior annual meeting, then a stockholder’s notice must be delivered not earlier than the close of business on the 150th day nor later than the 120th day prior to the date which represents the second Tuesday in May of the current year. In the event that the date of the annual meeting is more than 25 days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior debt or as senior convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indenture,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any debt securities under an indenture that we will enter into with the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with security holders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The debt securities will rank equally in right of payment to all our other senior unsecured and unsubordinated debt. The indenture does not limit the amount of debt securities that we may issue. It also does not limit us from issuing any other secured, unsecured, subordinated or unsubordinated debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities or in connection with the conversion of the Convertible Notes, if applicable, and such warrants may be attached to or separate from our common stock, preferred stock or debt securities, as applicable. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	limits on the ability to exercise the warrant including to ensure, among other things, compliance with the Jones Act and provisions of the Company’s Certificate of Incorporation and Bylaws;

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the number of shares of common stock, the number of shares of preferred stock or the number of debt securities purchasable upon the exercise of one warrant and the price at which such shares of common stock, shares of preferred stock or debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement subject to Jones Act restrictions, the Company’s Certificate of Incorporation and Bylaws. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying any required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

While the terms summarized above will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described above. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement, including any related agreements or certificates, that describes the terms of the particular series of units we are offering before the issuance of the related series of units. The material provisions of the units and any unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and related agreements and certificates applicable to the particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreements and related agreements and certificates that contain the terms of the units.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Milbank LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at https://seacormarine.com, through which you can access the Company’s SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 12, 2021;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished, rather than filed) filed on April 28, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed on May 6, 2021, June 30, 2021, filed on August 4, 2021 and September 30, 2021, filed on November 4, 2021;

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Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on January  15, 2021, March  1, 2021, March  16, 2021, April  28, 2021, June  11, 2021, December  22, 2021 and January 6, 2022; and

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The description of our capital stock included in our Form 10 filed on December 14, 2016 and the amendments thereto filed on February  10, 2017, April  28, 2017 and May 4, 2017, as described in Exhibit 4.2.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.seacormarine.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. You may obtain such documents by submitting a written request either to Investor Relations, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079 or to InvestorRelations@seacormarine.com, or an oral request by calling the Company’s Investor Relations group at (346) 980-1700.